UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 17, 2018

The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road
Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 17, 2018, The First of Long Island Corporation held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors:

	For	Withhold	Broker Non-Vote
Paul T. Canarick	16,455,145	691,808	5,232,114
Alexander L. Cover	16,819,504	327,449	5,232,114
Stephen V. Murphy	16,831,498	315,455	5,232,114
Peter Quick	16,504,071	642,882	5,232,114
Denise Strain	16,889,936	257,017	5,232,114
Eric J. Tveter	16,881,448	265,505	5,232,114

2.	A non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers.

For	Against	Abstain	Broker Non-Vote
16,689,498	366,118	91,337	5,232,114

3.	Approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 40 million to 80 million.

For	Against	Abstain
18,631,003	3,590,610	157,454

4.	To ratify the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain
22,362,911	14,394	1,762

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First of Long Island Corporation

(Registrant)

By: /s/ William Aprigliano

William Aprigliano

Senior Vice President and

Chief Accounting Officer

(principal accounting officer)

Dated:  April 20, 2018